Exhibit 16

PROXY TABULATOR

P.O. BOX 9112

FARMINGDALE, NY 11735

To vote by Internet

1) Read the Proxy Statement and have the Proxy Card below at hand.

2) Go to website www.proxyvote.com

3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the Proxy Card below at hand.

2) Call 1-800-690-6903

3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.

2) Check the appropriate box on the Proxy Card below.

3) Sign and date the Proxy Card.

4) Return the Proxy Card in the envelope provided.

If you vote by Telephone or Internet, you do not need to mail your proxy.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

 M68262-TBD       KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:		FOR	AGAINST	ABSTAIN

Proposal 1.	To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which Federated Total Return Government Bond Fund (FTRGBF) would acquire all, or substantially all, of the assets of Federated Intermediate Government Fund, Inc. (FIGF) in exchange for Shares of FTRGBF to be distributed pro rata by FIGF to its shareholders, respectively, in a complete liquidation and dissolution of FIGF.	☐	☐	☐

YOUR VOTE IS IMPORTANT

Please complete, sign and return this card as soon as possible.

Please sign this proxy exactly as your name appears on the books of the Corporation. Joint owners should each sign personally. Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:

The Notice of Special Meeting of Shareholders and Proxy Statement are available at www.proxyvote.com.

M68263-TBD

Federated Intermediate Government Fund, Inc.

SPECIAL MEETING OF SHAREHOLDERS — June 2, 2014

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of Federated Intermediate Government Fund, Inc., hereby revoking any proxy heretofore given, designate and appoint Gail C. Jones, Cathy C. Ryan, Joseph W. Kulbacki, Erin J. Dugan and Shannon L. McDowell, as proxies to act at the Special Meeting of Shareholders (the “Special Meeting”) to be held on June 2, 2014, at 4000 Ericsson Drive, Warrendale, Pennsylvania, 15086-7561, at 10:00 a.m. (Eastern Time), and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If this proxy is executed and returned in time and no choice is indicated as to an item, this proxy will be voted affirmatively on such matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof and the attorneys named in this proxy will vote on such matters in their best judgment.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FEDERATED INTERMEDIATE GOVERNMENT FUND, INC. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR”THE PROPOSAL.